CONFIDENTIAL TREATMENT REQUESTED

Exhibit 10.29

MASTER CONTRACT SERVICES AGREEMENT

THIS MASTER CONTRACT SERVICES AGREEMENT (together with Appendix A and any Statement(s) of Work (as defined in Section 1), the “Agreement”) is made on 08 September, 2018 (the “Effective Date”) by and between Synlogic Operating Company, Inc., having offices at 301 Binney Street, Suite 402, Cambridge, MA 02142 (“Synlogic”) and Azzur Group (d/b/a Azzur of New England LLC), a Pennsylvania Limited Liability Company with an office at 411 Waverley Oaks Rd., #126, Waltham MA 02452 (“Service Provider”).

1.Agreement Structure.  From time to time, Synlogic may want Service Provider to provide certain services (“Services”).  This Agreement contains general terms and conditions under which Synlogic would engage Service Provider and under which Service Provider would provide Services.  Synlogic and Service Provider must complete and execute a work order, project order or statement of work referencing this Agreement (each, a “Statement of Work”) before any Services are provided.  Each Statement of Work will include, at a minimum, the information relating to the specific Services outlined in the sample Statement of Work attached as Appendix A.  Neither Synlogic nor Service Provider is obligated to execute any Statement of Work.  Once executed, each Statement of Work becomes part of this Agreement, although the terms in a Statement of Work will apply only to Services described in that Statement of Work.  A Statement of Work may not change any term in this Agreement.

2.About Services.

2.1Provision of Services.  Service Provider agrees to provide all Services identified in any Statement of Work: (a) within the time period specified in the relevant Statement of Work; and (b) in accordance with the highest prevailing industry standards and practices for the performance of similar services.  For each Statement of Work, Service Provider will designate a “Project Leader” who will be available for frequent communications with Synlogic regarding Services provided under that Statement of Work, as well as contacts for administrative and payment matters for those Services.  Synlogic will designate a “Synlogic Representative” who will be the point of contact for the Project Leader.

2.2Change Orders.  If either party identifies a need to modify a Statement of Work, the identifying party will notify the other party in writing as soon as reasonably possible.  Service Provider will use reasonable efforts to provide to Synlogic within [***] after receiving or providing the notice described above a written change order containing a description of the required modifications and their effect on the scope, fees and timelines specified in the Statement of Work (each, a “Change Order”).  No Change Order will be effective unless and until it has been signed by an authorized representative of each party.  If Synlogic does not approve a Change Order and has not terminated the Statement of Work, but still desires that the Statement of Work be modified, then the parties will use reasonable good faith efforts to agree on a Change Order that is mutually acceptable.  Service Provider will continue to work under the existing Statement of Work during any such negotiations, to the extent such efforts are practicable and would facilitate the completion of the work envisioned in the Statement of Work, but will not commence work in accordance with the Change Order until it is authorized in writing by Synlogic.

CONFIDENTIAL

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

2.3Subcontracting.  With Synlogic’s prior written consent, Service Provider may subcontract the performance of specific obligations of Service Provider under a Statement of Work to an Affiliate (as defined below in this Section 2.3) of Service Provider or to a qualified non-Affiliate third party including consultants; provided, that (a) such Affiliate or third party performs those Services in a manner consistent with the terms and conditions of this Agreement; and (b) Service Provider remains liable for the performance of such Affiliate or third party.  “Affiliate” means, with respect to either Synlogic or Service Provider, any corporation, company, partnership, joint venture and/or firm which controls, is controlled by or is under common control with Synlogic or Service Provider, as applicable.  As used in this Section 2.3, “control” means (i) in the case of corporate entities, direct or indirect ownership of more than fifty percent (50%) of the stock or shares having the right to vote for the election of directors (or such lesser percentage that is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction); and (ii) in the case of non-corporate entities, the direct or indirect power to manage, direct or cause the direction of the management and policies of the non-corporate entity or the power to elect more than fifty percent (50%) of the members of the governing body of such non-corporate entity.

2.4Regulatory Contacts.  Synlogic will be solely responsible for all contacts and communications (including submissions of information) with any regulatory authorities with respect to matters relating to Services.  Unless required by applicable law, Service Provider will have no contact or communication with any regulatory authority regarding Services without the prior written consent of Synlogic, which consent will not be unreasonably withheld.  Service Provider will notify Synlogic promptly, and in no event later than one (1) business day, after Service Provider receives any contact or communication from any regulatory authority relating in any way to Services and will provide Synlogic with a summary of such contact and copies of any such communication within one (1) business day after Service Provider’s receipt of such contact or communication.  Unless prohibited by applicable law, Service Provider will consult with Synlogic regarding the response to any inquiry or observation from any regulatory authority relating in any way to Services and will allow Synlogic at its discretion to control and/or participate in any further contacts or communications relating to Services.  Service Provider will comply with all reasonable requests and comments by Synlogic with respect to all contacts and communications with any regulatory authority relating in any way to Services.

2.5Key Service Provider Personnel.  All Service Provider Personnel (as defined in Section 3.4) identified in a Statement of Work as “Key Service Provider Personnel” will remain assigned to perform Services covered by the applicable Statement of Work as long as such individuals remain employed by or under contract with Service Provider, unless (a) an individual is unavailable for reasons of disability, illness or promotion; or (b) Synlogic has requested the replacement of any individual who is not performing to Synlogic’s reasonable satisfaction.  Service Provider will cooperate with Synlogic in periodically reviewing the performance of the Key Service Provider Personnel and will promptly remedy any concerns to Synlogic’s reasonable satisfaction.  Service Provider will promptly select a qualified replacement should any Key Service Provider Personnel resign or become otherwise unavailable as specified above or if Synlogic requests the replacement of any such Key Service Provider Personnel.  Synlogic will have the right to approve any such replacement, which approval will not be unreasonably withheld.

CONFIDENTIAL

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

3.Representations and Warranties of Service Provider.  Service Provider represents and warrants as follows:

3.1Organization of Service Provider.  Service Provider is and will remain a corporation or company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.

3.2Enforceability of this Agreement.  The execution and delivery of this Agreement by Service Provider has been authorized by all requisite corporate or company action.  This Agreement is and will remain a valid and binding obligation of Service Provider, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors.

3.3Absence of Other Contractual Restrictions.  Service Provider is under no contractual or other obligation or restriction that is inconsistent with Service Provider’s execution or performance of this Agreement.  Service Provider will not enter into any agreement, either written or oral, that would conflict with Service Provider’s responsibilities under this Agreement.

3.4Qualifications of Service Provider Personnel.  Service Provider has engaged, will engage and will cause its Affiliates involved in rendering Services to engage, employees and permitted subcontractors including consultants (collectively, “Service Provider Personnel”) with the proper skill, training, availability and experience to provide Services.  Before providing Services, all Service Provider Personnel must be subject to binding written agreements with Service Provider under which they (a) have confidentiality obligations with regard to Synlogic’s Confidential Information (as defined in Section 6) that are consistent with the terms of this Agreement; and (b) assign and effectively vest in Service Provider any and all rights that such personnel might have in the results of their work without any obligation of Synlogic to pay any royalties or other consideration to such Service Provider Personnel.

3.5Compliance.  Service Provider will perform all Services with requisite care, skill and diligence, in accordance with all applicable laws, rules, regulations, orders and industry standards.  Without limiting Service Provider’s obligation to comply with all applicable laws and regulations in providing Services, Service Provider agrees to comply with the United States Foreign Corrupt Practices Act, as amended from time to time, and the OECD Anti-Bribery Convention with regard to Services including not offering or giving anything of value to a foreign public official in connection with the performance of the official’s duties or inducing an official to use their position to influence any acts or decisions of any foreign, state or public international organization.  If specified in a Statement of Work, Services will be rendered in accordance with applicable Good Laboratory Practices (GLP).  If Services under a Statement of Work involve animal research, no animals used by Service Provider in any tests will be used for food purposes and all animals will be disposed of in accordance with applicable laws and regulations.  In addition, Service Provider will comply with all Synlogic policies and procedures that have been communicated to Service Provider regarding access to and permitted conduct at Synlogic’s or its Affiliate’s premises.

CONFIDENTIAL

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

3.6Conflicts with Rights of Third Parties.  The conduct and provision of Services will not violate any patent, trade secret or other proprietary or intellectual property right of any third party.

3.7Absence of Debarment.  Service Provider, its Affiliates, Service Provider Personnel and each of their respective officers and directors, as applicable: (a) have not been debarred and are not subject to a pending debarment, and will not use in any capacity in connection with Services any person who has been debarred or is subject to a pending debarment, pursuant to section 306 of the United States Food, Drug and Cosmetic Act, 21 U.S.C. § 335a; (b) are not ineligible to participate in any federal and/or state healthcare programs or federal procurement or non-procurement programs (as that term is defined in 42 U.S.C. § 1320a-7b(f)); (c) are not disqualified by any government or regulatory authorities from performing specific services, and are not subject to a pending disqualification proceeding; and (d) have not been convicted of a criminal offense related to the provision of healthcare items or services and are not subject to any such pending action.  Service Provider will notify Synlogic immediately if Service Provider, its Affiliates, any Service Provider Personnel, or any of their respective officers or directors, as applicable, is subject to the foregoing, or if any action, suit, claim, investigation, or proceeding relating to the foregoing is pending, or to the best of Service Provider’s knowledge, is threatened.

4.Compensation.  As full consideration for Services, Synlogic will pay Service Provider the amounts set forth in the applicable Statement of Work in accordance with the payment schedule set forth in such Statement of Work.  Synlogic will have no obligation to pay for any Services (including expenses) that are not set forth in a signed Statement of Work, as amended by any Change Order that is signed or approved (as set forth in Section 2.2).  Service Provider will invoice Synlogic for all amounts due in United States Dollars.  All undisputed payments will be made by Synlogic within [***] after its receipt of an invoice and reasonable supporting documentation for such invoice.

5.Proprietary Rights.

5.1Materials.  All documentation, information, and biological, chemical or other materials controlled by Synlogic and furnished to Service Provider by or on behalf of Synlogic (collectively, with all associated intellectual property rights, the “Materials”) will remain the exclusive property of Synlogic.  Service Provider will use Materials only as necessary to perform Services.  Service Provider will not analyze Materials except as necessary to perform Services and will not transfer or make the Materials available to third parties without the prior written consent of Synlogic.

5.2Deliverables.

(a)Ownership.  Synlogic will own all rights throughout the world to all inventions, discoveries, improvements, ideas, processes, formulations, products, computer programs, works of authorship, databases, trade secrets, know-how, information, data, documentation, reports, research, creations and all other products and/or materials arising

CONFIDENTIAL

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

from or made in the performance of Services (whether or not patentable or subject to copyright or trade secret protection) (collectively, with all associated intellectual property rights, the “Deliverables”).  Service Provider will assign and does assign to Synlogic all right, title and interest in and to all Deliverables and will promptly disclose to Synlogic all Deliverables.  For purposes of the copyright laws of the United States, Deliverables constitute “works made for hire,” except to the extent such Deliverables cannot by law be “works made for hire”.

(b)Cooperation.  During and after the term, Service Provider will, and will cause its Affiliates and Service Provider Personnel to, (i) cooperate fully in obtaining patent and other proprietary protection for any patentable or protectable Deliverables, all in the name of Synlogic and at Synlogic’s cost and expense; and (ii) execute and deliver all requested applications, assignments and other documents, and take such other measures as Synlogic reasonably requests, in order to perfect and enforce Synlogic’s rights in the Deliverables.  Service Provider appoints Synlogic its attorney to execute and deliver any such documents on behalf of Service Provider, its Affiliates, and Service Provider Personnel in the event Service Provider, its Affiliates, or Service Provider Personnel fail to do so.

(c)Service Provider Property.  Notwithstanding the foregoing, Service Provider will retain full ownership rights in and to all templates, programs, methodologies, processes, technologies and other materials developed or licensed by Service Provider and its Affiliates prior to or apart from performing its obligations under this Agreement (collectively, with all associated intellectual property rights, the “Service Provider Property”), regardless of whether such Service Provider Property is used in connection with Service Provider’s performance of its obligations under this Agreement.  Service Provider will grant and does grant to Synlogic and its Affiliates a perpetual, non-exclusive, fully paid-up worldwide, sublicensable license to use Service Provider Property as required for Synlogic and its Affiliates to use the Deliverables.

5.3Work at Third Party Facilities.  Service Provider agrees not to accept or use any funds, space, personnel, facilities, equipment or other resources of a third party in performing Services or take any other action that could result in a third party owning or having a right in any Deliverables.

5.4Records; Records Storage.  Service Provider will maintain all materials, data and documentation obtained or generated by Service Provider in the course of preparing for and providing Services, including computerized records and files (collectively, the “Records”) in a secure area reasonably protected from fire, theft and destruction.  All Records, other than financial records of Service Provider, will be the property of Synlogic.  Service Provider will not transfer, deliver or otherwise provide any Records to any party other than Synlogic or its Affiliates, without the prior written approval of Synlogic.

CONFIDENTIAL

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

5.5Record Retention.  All Records will be retained by Service Provider for a minimum period of three (3) years following completion of the applicable Statement of Work, or longer if required by applicable law or regulation.  Service Provider will, at the direction and written request of Synlogic, promptly deliver Records to Synlogic or its designee, or dispose of the Records, unless the Records are required to be retained by Service Provider by applicable law or regulation or for insurance purposes.  In no event will Service Provider dispose of any Records without first giving Synlogic sixty (60) days’ prior written notice of its intent to do so.

5.6Restrictions on Use.

(a)The following definitions apply for the purposes of this Section 5.6:

(i)“Original Material” means all [***] or other chemical or biological material supplied by Synlogic to Service Provider to perform the Services.

(ii)“Modifications” means any substances created by Service Provider, which alter the Original Material in any way, produce alternative forms of the Original Material, or contain or incorporate any form of the Original Material (including Original Material, Progeny or Unmodified Derivatives).

(iii)“Progeny” means unmodified descendant from the Original Material (for example, virus from virus, cell from cell, or mouse from mouse).

(iv)“Unmodified Derivatives” means substances created by Service Provider, which constitute an unmodified functional subunit or product expressed by the Original Material (for example, [***]).

(b)Without limiting the generality of Section 5.1 and except to the extent required to perform the Services, Service Provider will not:

(i)make any derivative, Unmodified Derivatives, or Modifications of the Original Material or Progeny, without the express written consent of Synlogic;

(ii)modify, analyze or reverse engineer, or attempt to discover the composition or other characteristics of, the Original Material or Progeny, including without limitation, performing tests or experiments with a view towards generating information based on which a determination of composition or other characteristics could be made, conduct genetic analysis or make genetic manipulation or other alterations on the Original Material or Progeny, chemically or genetically modify the Original Material or Progeny, or otherwise alter or modify its composition;

(iii)perform any experiments with any Original Material.

CONFIDENTIAL

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

(iv)use the Original Material, Modifications or Confidential Information for any commercial purposes;

(v)use the Original Material, Progeny or Modifications in human subjects, whether in clinical trials or otherwise and whether for therapeutic, preventive, diagnostic or other purposes;

(vi)use the Original Material, Progeny, Modifications or Confidential Information in research projects that grant or may grant a sublicense, ownership or other proprietary rights in the Original Material, Progeny, Modifications or Confidential Information to a third party; or

(vii)provide or make available to anyone outside of Service Provider’s direct supervision, or to any third party for any purpose whatsoever the Original Material, Progeny, Confidential Information or Modifications without the prior written consent of Service Provider whose consent may be withheld at its sole discretion.

6.Confidentiality.

6.1Definition.  “Confidential Information” means any and all non-public scientific, technical, financial, regulatory or business information, or data or trade secrets in whatever form (written, oral or visual) that is (a) furnished or made available by or on behalf of one party (the “Discloser”) to the other (the “Recipient”) or developed by Service Provider in connection with Services; and (b) if Service Provider is the Discloser, such information (i) if in tangible form, is labeled in writing as proprietary or confidential; or (ii) if in oral or visual form, is identified as proprietary or confidential at the time of disclosure or within fifteen (15) days after such disclosure.  Confidential Information of Synlogic includes (x) Materials, Deliverables and Records; (y) development and marketing plans, regulatory and business strategies, financial information, and forecasts of Synlogic; and (z) all information of third parties that Synlogic has an obligation to keep confidential, whether or not, in each case, such materials or information are marked or identified as confidential.

6.2Obligations.  During the term of this Agreement and for a period of five (5) years thereafter (and in the case of trade secrets, until such time as Discloser no longer treats such information as a trade secret), Recipient agrees to (a) hold in confidence all Discloser’s Confidential Information, and not disclose Discloser’s Confidential Information except as expressly provided in Section 6.3, without the prior written consent of Discloser; (b) use Discloser’s Confidential Information solely to carry out Recipient’s rights or obligations under this Agreement; (c) treat Discloser’s Confidential Information with the same degree of care Recipient uses to protect Recipient’s own confidential information but in no event with less than a reasonable degree of care; (d) reproduce Discloser’s Confidential Information solely to the extent necessary to carry out Recipient’s rights or obligations under this Agreement, with all such reproductions being considered Discloser’s Confidential Information; and (e) notify Discloser of any unauthorized disclosure of Discloser’s Confidential Information, promptly upon becoming aware of such disclosure.

CONFIDENTIAL

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

6.3Permitted Disclosures.  Recipient may provide Discloser’s Confidential Information to its Affiliates, and to its and their directors, employees, consultants, contractors and agents (but if Recipient is Service Provider, then solely to Service Provider Personnel who are in compliance with Section 3.4) on a need to know basis and solely as necessary to carry out Recipient’s rights or obligations under this Agreement; provided, that (a) Recipient remains liable for the compliance of such Affiliates, directors, employees, consultants, contractors and agents with the terms of this Agreement and (b) in the case of Service Provider, such disclosure is only to the extent necessary for Service Provider to carry out its obligations under this Agreement.  Recipient may also disclose Discloser’s Confidential Information to third parties only to the extent such disclosure is required to (i) to comply with (x) applicable law, (y) regulation or (z) the rules of any stock exchange or listing entity; (ii) to defend or prosecute litigation; or (iii) by a governmental authority or by order of a court of competent jurisdiction; provided, that Recipient provides prior written notice of such disclosure to Discloser, takes all reasonable and lawful actions to avoid or minimize the degree of such disclosure, and cooperates reasonably with Discloser in any efforts to seek a protective order.  Furthermore, Synlogic may disclose Confidential Information of Service Provider relating to Services to entities with whom Synlogic has (or may have) a strategic product marketing and/or development collaboration or to bona fide actual or prospective underwriters, investors, lenders or other financing sources or to potential acquirers of the business to which this Agreement relates, and who in each case have a specific need to know such Confidential Information and who are bound by a like obligation of confidentiality and restrictions on use.

6.4Exceptions.  Recipient’s obligations of non-disclosure and non-use under this Agreement will not apply to any portion of Discloser’s Confidential Information that Recipient can demonstrate, by competent proof:

(a)is generally known to the public at the time of disclosure or becomes generally known through no wrongful act on the part of Recipient;

(b)is in Recipient’s possession at the time of disclosure other than as a result of Recipient’s breach of any legal obligation;

(c)becomes known to Recipient on a non-confidential basis through disclosure by sources other than Discloser having the legal right to disclose such Confidential Information; or

(d)is independently developed by Recipient without reference to or reliance upon Discloser’s Confidential Information.

6.5Personal Identifiable Information.  Notwithstanding anything to the contrary in this Section 6, (a) Service Provider will not disclose to any third party nor use any protected health information, personal data or biological samples of subjects enrolled in clinical studies that are the subject of Services (collectively, “Personal Identifiable Information”) except as expressly required in the applicable Statement of Work and as long as such disclosure and use is in

CONFIDENTIAL

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

compliance with applicable law; and (b) such restrictions on the disclosure and use of Personal Identifiable Information will remain in place for as long as such restrictions are required under applicable law.  Synlogic’s use and disclosure of Personal Identifiable Information will be in accordance with applicable laws and regulations and the relevant consent documents.

7.Indemnification; Insurance; Remedies.

7.1Indemnification by Service Provider.  Service Provider will indemnify, defend and hold harmless Synlogic, its Affiliates, and its and their respective officers, directors, employees and agents (collectively, the “Synlogic Indemnitees”) [***], to the extent such claims arise out of or relate to (a) [***] (as defined in Section 7.2) [***]

7.2Indemnification by Synlogic.  Synlogic will indemnify, defend and hold harmless Service Provider, its Affiliates, and its and their respective officers, directors, employees and agents (collectively, the “Service Provider Indemnitees”) [***], to the extent such claims arise out of or relate to (a) [***]

7.3Indemnification Procedures.  Each party must notify the other party within [***] after receipt of any claims made for which the other party might be liable under Section 7.1 or 7.2, as applicable.  The indemnifying party will have the sole right to defend, negotiate, and settle such claims.  The indemnified party will be entitled to participate in the defense of such matter and to employ counsel at its expense to assist in such defense; provided, however, that the indemnifying party will have final decision-making authority regarding all aspects of the defense of the claim.  The indemnified party will provide the indemnifying party with such information and assistance as the indemnifying party may reasonably request, at the expense of the indemnifying party.  Neither party will be responsible nor bound by any settlement of any claim or suit made without its prior written consent; provided, however, that the indemnified party will not unreasonably withhold or delay such consent.

7.4Insurance.  During the term of this Agreement and for a period of at least two (2) years after termination or expiration of this Agreement, Service Provider will maintain the following minimum insurance coverage with financially sound and nationally reputable insurers: Workers Compensation (applicable statutory limits); Commercial General Liability including contractual liability ($1,000,000 per occurrence/$2,000,000 aggregate); Comprehensive Automobile Liability ($1,000,000); Professional Liability/Errors and Omissions ($1,000,000 per occurrence); and Umbrella liability coverage ($5,000,000 per occurrence/$5,000,000 aggregate).  Service Provider will name Synlogic as an additional insured (except on policies for Workers’ Compensation) and will provide Synlogic with a Certificate of Insurance evidencing such coverages naming Synlogic as an additional insured and providing that thirty (30) days’ advance written notice will be given to Synlogic of any material change or cancellation in coverage or limits.

CONFIDENTIAL

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

7.5Remedies.  In the event that any Services do not meet the specifications or other performance criteria agreed to by Service Provider and Synlogic in writing, then Service Provider will, at Synlogic’s option, promptly (a) re-perform such Services at Service Provider’s cost; or (b) refund to Synlogic all amounts paid by Synlogic to Service Provider in connection with such Services.  Further, Service Provider agrees that (i) Synlogic may be irreparably injured by a breach of this Agreement; (ii) money damages would not be an adequate remedy for any such breach; and (iii) Synlogic will be entitled to seek equitable relief, including injunctive relief and specific performance, without having to post a bond, as a remedy for any such breach.  The provisions of this Section 7.5 are not exclusive, and Synlogic may seek any other right or remedy that it may have under this Agreement or otherwise.

8.Expiration; Termination.

8.1Expiration.  This Agreement will expire on the later of (a) three (3) years from the Effective Date or (b) the completion of all Services under all Statement(s) of Work executed by the parties prior to the third anniversary of the Effective Date.  This Agreement may be extended by mutual agreement of the parties or earlier terminated in accordance with Section 8.2 or 8.3.

8.2Termination by Synlogic.  In the event of a breach of this Agreement by Service Provider which cannot be cured (e.g., breach of confidentiality obligations under Section 6), Synlogic may terminate this Agreement or any Statement of Work with immediate effect, at any time upon written notice to Service Provider.  Further, Synlogic may terminate this Agreement or a Statement of Work at any time upon [***] prior written notice to Service Provider.

8.3Termination by Service Provider.  Service Provider may terminate this Agreement or any Statement of Work if Synlogic fails to cure a material breach of this Agreement or of a Statement of Work within [***] after receiving written notice from Service Provider of such breach.

8.4Effect of Termination or Expiration.  Upon termination or expiration of this Agreement, neither Service Provider nor Synlogic will have any further obligations under this Agreement, or in the case of termination or expiration of a Statement of Work, under that Statement of Work, except that:

(a)Service Provider will terminate all affected Services in progress in an orderly manner as soon as practical and in accordance with a schedule agreed to by Synlogic and, if requested, will work with Synlogic to transition the relevant Services to Synlogic or its designee, unless Synlogic specifies in the notice of termination that Services in progress should be completed;

(b)Service Provider will deliver to Synlogic all Deliverables developed through termination or expiration and will deliver to Synlogic, or at Synlogic’s option, dispose of, any Materials in its possession or control;

CONFIDENTIAL

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

(c)Synlogic will pay Service Provider any monies due and owing Service Provider, up to the time of termination or expiration, for Services properly performed and all authorized expenses actually incurred (as specified in the applicable Statement of Work);

(d)Service Provider will promptly refund any monies paid in advance by Synlogic for Services not rendered;

(e)each Recipient will promptly return to the Discloser all of Discloser’s Confidential Information (including all copies) provided to Recipient under this Agreement or under any Statement of Work which has been terminated or has expired, except for one (1) copy which Recipient may retain solely to monitor Recipient’s surviving obligations of confidentiality and non-use, and in the case of Synlogic, to exercise all surviving rights of Synlogic under this Agreement; and

(f)the terms and conditions under Sections 2.3(b), 2.4, 3, 5, 5.6, 6, 7, 8.4 and 9 will survive any such termination or expiration.

9.Miscellaneous.

9.1Independent Contractor.  Service Provider is an independent contractor and not an agent or employee of Synlogic.  Service Provider will not in any way represent itself to be an agent, employee, partner or joint venturer of or with Synlogic, and Service Provider has no authority to obligate or bind Synlogic by contract or otherwise.  Service Provider has full power and authority to determine the means, manner and method of performance of Services.  Service Provider is responsible for, and will withhold and/or pay, any and all applicable federal, state or local taxes, payroll taxes, workers’ compensation contributions, unemployment insurance contributions, or other payroll deductions from the compensation of Service Provider’s employees and other Service Provider Personnel and no such employees or other Service Provider Personnel will be entitled to any benefits applicable to or available to employees of Synlogic.  Service Provider understands and agrees that it is solely responsible for such matters and that it will indemnify Synlogic and hold Synlogic harmless from all claims and demands in connection with such matters.

9.2Publicity.  Except to the extent required by applicable law or regulation or the rules of any stock exchange or listing agency, Service Provider will not make any public statement or release concerning this Agreement or the transactions contemplated by this Agreement or use Synlogic’s name or the name of any Affiliate of Synlogic in any form of advertising, promotion or publicity, without obtaining the prior written consent of Synlogic.

9.3Certain Disclosures and Transparency.  Service Provider acknowledges that Synlogic and its Affiliates are required to abide by federal and state disclosure laws and certain transparency policies governing their activities including providing reports to the government and to the public concerning financial or other relationships with healthcare providers.  Service

CONFIDENTIAL

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

Provider agrees that Synlogic and its Affiliates may, in their sole discretion, disclose information about this Agreement and about Service Provider’s Services including those relating to healthcare providers and any compensation paid to healthcare providers pursuant to this Agreement.  Service Provider agrees to promptly supply information reasonably requested by Synlogic for disclosure purposes.  To the extent that Service Provider is independently obligated to disclose specific information concerning Services relating to healthcare providers and compensation paid to healthcare providers pursuant to this Agreement, Service Provider will make timely and accurate required disclosures.

9.4Notices.  All notices must be in writing and sent to the address for the recipient set forth in this Agreement or at such other address as the recipient may specify in writing under this procedure.  Communications and notices to Synlogic will be marked “Attention: Legal Department” with a copy to Naimesh Kotadia, Manufacturing Lead.  Communications and notices to Service Provider will be marked “Attention: Ravi Samavedam, General Manager”.  All notices must be given (a) by personal delivery, with receipt acknowledged; or (b) by prepaid certified or registered mail, return receipt requested; or (c) by prepaid recognized express delivery service.  Notices will be effective upon receipt or at a later date stated in the notice.

9.5Assignment.  Except as expressly provided in Section 2.3, Service Provider may not assign, delegate or transfer its obligations under this Agreement, in whole or in part, without the prior written consent of Synlogic, and any attempted assignment, delegation or transfer by Service Provider without such consent will be void.  Synlogic may assign, delegate or transfer this Agreement in whole or in part without consent of Service Provider.  No assignment, delegation or transfer will relieve either party of the performance of any accrued obligation that such party may then have under this Agreement.

9.6Entire Agreement.  This Agreement, together with the attached Appendix A and any fully-signed Statements of Work, each of which are incorporated into this Agreement, constitute the entire agreement between the parties with respect to the specific subject matter of this Agreement and all prior agreements, oral or written, with respect to such subject matter are superseded.  Each party confirms that it is not relying on any representations or warranties of the other party except as specifically set forth in this Agreement.  If there is any conflict, discrepancy or inconsistency between the terms of this Agreement and any Statement of Work, purchase order or other form used by the parties, the terms of this Agreement will control.

9.7No Modification.  This Agreement (including Statement(s) of Work) may be changed only by a writing signed by authorized representatives of each party.

9.8Severability; Reformation.  Each provision in this Agreement is independent and severable from the others, and no provision will be rendered unenforceable because any other provision is found by a proper authority to be invalid or unenforceable in whole or in part.  If any provision of this Agreement is found by such an authority to be invalid or unenforceable in whole or in part, such provision will be changed and interpreted so as to best accomplish the objectives of such unenforceable or invalid provision and the intent of the parties, within the limits of applicable law.

CONFIDENTIAL

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

9.9Governing Law.  This Agreement and any disputes arising out of or relating to this Agreement will be governed by, construed and interpreted in accordance with the internal laws of the Commonwealth of Massachusetts, without regard to any choice of law principle that would require the application of the law of another jurisdiction.  The parties expressly reject any application to this Agreement of (a) the United Nations Convention on Contracts for the International Sale of Goods; and (3) the 1974 Convention on the Limitation Period in the International Sale of Goods, as amended by that certain Protocol, done at Vienna on April 11, 1980.

9.10Jurisdiction; Venue.  Any legal action or proceeding concerning the validity, interpretation and enforcement of this Agreement, matters arising out of or related to this Agreement or its making, performance or breach, or related matters will be brought exclusively in the courts of the Commonwealth of Massachusetts.  All parties consent to the exclusive jurisdiction of those courts and waive any objection to the propriety or convenience of such venues.

9.11Waivers.  Any delay in enforcing a party’s rights under this Agreement, or any waiver as to a particular default or other matter, will not constitute a waiver of such party’s rights to the future enforcement of its rights under this Agreement, except with respect to an express written waiver relating to a particular matter for a particular period of time signed by an authorized representative of the waiving party, as applicable.

9.12No Strict Construction; Headings; Interpretation.  This Agreement has been prepared jointly and will not be strictly construed against either party.  The section headings are included solely for convenience of reference and will not control or affect the meaning or interpretation of any of the provisions of this Agreement.  The words “include,” “includes” and “including” when used in this Agreement (and any Statement(s) of Work) are deemed to be followed by the phrase “but not limited to”.

9.13Counterparts.  This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original and all of which together will constitute one and the same instrument.  A facsimile or portable document format (“.pdf’) copy of this Agreement, including the signature pages, will be deemed an original.

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CONFIDENTIAL

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

IN WITNESS WHEREOF, each party has caused this Agreement to be executed by its duly authorized representative as of the Effective Date.

SYNLOGIC OPERATING COMPANY, INC.		AZZUR GROUP, D/BA AZZUR OF NEW ENGLAND LLC
By:	/s/ Todd Shegog	By:	/s/ Ravi Samavedam
Print Name:	Todd Shegog	Print Name:	RAVI SAMAVEDAM
Title:	CFO	Title:	GENERAL MANAGER

CONFIDENTIAL

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

APPENDIX A

SAMPLE STATEMENT OF WORK

THIS STATEMENT OF WORK (the “Statement of Work”) by and between Synlogic Operating Company, Inc. (“Synlogic”) and Azzur Group (d/b/a Azzur of New England LLC) (“Service Provider”), will be effective as of the last date of signature below, and upon execution will be incorporated into the Master Contract Services Agreement between Synlogic and Service Provider dated 08 September 2018 (the “Agreement”).  Capitalized terms used in this Statement of Work will have the same meaning as set forth in the Agreement.

Synlogic hereby engages Service Provider to provide Services, as follows:

1.	Services. Service Provider will provide the following Services to Synlogic:

Describe specific Services to be provided including all Deliverables.  Also include, as applicable, format of data Deliverables, procedures for verification of accuracy of data, and whether Services must be performed in accordance with GLP, etc.

2.	Materials. Synlogic will provide to Service Provider the following Materials for Services:

Describe specific materials being provided by Synlogic.

3.	Completion. Services will be completed [within [TIME PERIOD].] or [in accordance with the following schedule: [INSERT SCHEDULE]]
4.	Service Provider Contacts.

Project Leader: [NAME AND TITLE]

Administration Contact: [NAME AND TITLE]

Payment Contact: [NAME AND TITLE]

5.	Key Service Provider Personnel.

Identify all Key Service Provider Personnel, if any (see Section 2.5 (Key Service Provider Personnel) of the Agreement).  If none, so state.

6.	Synlogic Representative. [NAME AND TITLE]
7.

Compensation.  The total compensation due Service Provider for Services under this Statement of Work will not exceed [WRITTEN AMOUNT (numerical amount)].  All amounts due under this Statement of Work will be invoiced in United States Dollars to the attention of [NAME AND TITLE] as follows: [INVOICE SCHEDULE].  All pass through costs must be approved in advance in writing by Synlogic and will not include any

CONFIDENTIAL

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

administrative or other additional charges.  Amounts due for pass through costs will be invoiced in the billing cycle first following the date they are incurred and invoices will indicate which costs are pass through costs.  Payment will be made in accordance with Section 4 (Compensation) of the Agreement.  Service Provider agrees that the amounts payable or otherwise provided by Synlogic under this Agreement represent the fair market value of the Services and have not been determined in a manner that takes into account the volume or value of any referrals or business.

All terms and conditions of the Agreement will apply to this Statement of Work.  In the event of any conflict between this Statement of Work and the terms of the Agreement, the terms of the Agreement will control.  A facsimile or portable document format (“.pdf) copy of this Statement of Work, including the signature pages, will be deemed an original.

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CONFIDENTIAL

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

STATEMENT OF WORK AGREED TO AND ACCEPTED BY:

SYNLOGIC OPERATING COMPANY, INC.	AZZUR GROUP, D/BA AZZUR OF NEW ENGLAND LLC
By:	By:
Print Name:	Print Name:
Title:	Title:
Date:	Date:

CONFIDENTIAL

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.